Exhibit 10.1

REVOLVING LOAN AND SECURITY AGREEMENT

THIS REVOLVING LOAN AND SECURITY AGREEMENT (the “Agreement”) is made and entered into as of May 6, 2022 (the “Effective Date”) by and between Geospace Technologies Corporation a Texas corporation (together with its successors and assigns “Geospace”), GTC, Inc. a Texas corporation ( together with its successors and assigns “GTC”) ( each individually and collectively herein, the “Borrower”), and if more than one, jointly and severally, and Amerisource Funding, Inc., a Texas corporation (together with its successors and assigns, “Amerisource”), and Woodforest National Bank (together with its successors and assigns, “Woodforest”, and together with Amerisource, each a “Lender” and, collectively, the “Lenders”), as lenders, and Amerisource, as Administrative Agent (in such capacity, “Amerisource” or the “Administrative Agent”) for the Lenders. The Borrower, the Administrative Agent, the Lenders from time to time party to this Agreement, and the Guarantors from time to time party to this Agreement are each referred to herein as a “Party” and, collectively herein, as the “Parties”.

RECITALS

WHEREAS, the Borrower has asked Lenders to make advances to the Borrower in an aggregate principal amount outstanding at any time not to exceed TEN MILLION DOLLARS ($10,000,000) as may be reviewed from time to time as necessary based on growth and working capital needs of the Company (the “Revolving Credit Facility Account Limit”); and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth in this Agreement and the other Credit Documents, to make advances to the Borrower;

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Article I.     DEFINITIONS

Section 4.01 Defined Terms. All capitalized terms not otherwise defined below or herein shall have the meaning set forth in the Uniform Commercial Code. The following capitalized terms shall have the following meanings:

(a)	“Advance Rate” – Shall be the amount under each respective sub-limit of the Revolving Credit Facility Account Limit against which Borrower may borrow.

(b)	“Assignment of Rents” – means an Assignment of Rents, Income and Receipts, but GTC, as assignor, in favor of Administrative Agent, as assignee.

(c)	“Availability” – A calculation on a Borrowing Base Report which reflects the current amount of funds which are available for the Borrower to draw under the Credit Facility at a given point in time.

(d)

“Borrowing Base Report” – A report prepared or modified by Amerisource from time-to-time detailing Borrower’s Availability at a given point in time, the form of which shall be provided and modified by Amerisource from time to time in its sole discretion, a sample of which appears in Exhibit ‘A’.

(e)	“Business Day” - Means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Texas

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are authorized or required by law or other governmental action to close and any Business Day shall be deemed to close as of 17:00 pm Central Standard or Central Daylight time as the appropriate for the time of year.

(f)	“Commitment Percentage” - means, for any Lender, the amount stated in Exhibit ‘D’.

(g)	“Compliance Certificate” - means a certificate in substantially the form of Exhibit E, fully completed and executed by a Responsible Officer of Borrower

(h)

“Credit Documents” - This Agreement, all Note(s), each UCC-1 any security agreement, the Deed of Trust, the Assignment of Rents, the Validity Agreement, each Guaranty Agreement and each and every other document or instrument executed or delivered, or to be executed or delivered, by the Borrower and/or Guarantor in connection herewith, in each case as amended and/or restated or otherwise modified from time to time.

(i)

“Credit Facility” – the relationship between Borrower and Lenders that allows for Borrower to receive funds advance by Lenders, repay those funds and receive additional advances as defined by the Credit Documents.

(j)	“Deed of Trust” means the Deed of Trust by GTC in favor of the trustee named therein for the benefit of Administrative Agent (for the benefit of itself and the other Secured Parties).

(k)	“Disbursement Date” – A Day on which any Lender or Administrative Agent makes an advance to the Borrower.

(l)

“Guarantor” –Geospace Engineering Resources International, Inc., Geospace J.V., Inc., Geospace Finance Corp., Geospace Technologies, Sucursal Sudamericana LLC whether one or more, individually and collectively and joint and severally.

(m)	“Guaranty Agreement” – Any guaranty agreement (whether one or more) executed by Guarantor in connection with the Obligations.

(n)	“Loan” means any loan or advance made to Borrower by Administrative Agent or any Lender pursuant to this Agreement or any Note.

(o)

“Material Adverse Change” – The occurrence, as determined by Amerisource in its reasonable credit and business judgment, of any material adverse change in (i) the rights and remedies of Lenders under any Credit Document or the ability of Administrative Agent or any Lender to exercise such rights and remedies, and (ii) the ability of the Borrower and/or Guarantor to perform either or both of their respective obligations under any Credit Document.

(p)

“Obligations” – Any and all present or future obligations, liabilities or indebtedness of Borrower or any Guarantor to any of all of the Lenders, the Administrative Agent, or any other Indemnitee, in each case whether arising under this Agreement, any of the other Credit Documents, or otherwise, of any and every kind and nature, however created, arising or evidenced and howsoever owned, held or acquired, direct or indirect and whether arising or existing under written or oral agreement or by operation of law, and including, without limitation, the outstanding principal balance of all Loans from time to time made by the Lenders, all accrued and unpaid interest thereon, all fees, indemnities, and other amounts payable to Lenders, the Administrative Agent, and the other Indemnitees, all Other Obligations (as defined below), all future advances made by Lenders for the potential protection of Lender’s rights and interest in the Collateral, to pay or discharge

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existing or potential liens, levies or other claims against the Collateral, and whether arising before, during or after the commencement of any Bankruptcy Case in which Borrower or any Guarantor is a Debtor, and all reasonable costs and expenses, including without limitation reasonable and documented attorney’s fees, incurred by Amerisource and any of the Lenders in connection with or arising out of the administration, protection, enforcement or collection of the Obligations or disposition, liquidation or realization of the Collateral, and expenses incurred in answering general legal issues involving Borrower or any Guarantor.

(q)

“Revolving Credit Facility Maximum”- shall mean the aggregate commitment of all Lenders to make and participate in loans in an aggregate principal amount at any time outstanding not to exceed the Revolving Credit Facility Account Limit [Ten Million Dollars ($10,000,000)] and shall consist of the following Sub-Limits which may be reviewed from time to time as necessary based on the financial condition, growth and working capital needs of the Company:

(i)

Revolving Accounts Receivable Sub-Limit - Upon request by Borrower to access Availability against the Accounts Receivable and approval by Lenders, the Revolving Credit Facility Maximum shall include availability under the Borrowing Base Report against Eligible Account Receivables of the Borrower at an Advance Rate of EIGHTY PERCENT (80%) but, taken as a whole with Availability under the Revolving Inventory Sub-Limit, the Revolving Real Estate Sub-Limit and the Revolving Equipment Sub-Limit, shall not exceed the total Revolving Credit Facility Maximum.

(ii)

Revolving Equipment Sub-Limit - The Revolving Credit Facility Maximum shall include Availability under the Borrowing Base Report against eligible Equipment of the Borrower in the amount of FIFTY PERCENT (50%) of the current appraised Net Forced Liquidation Value but, taken as a whole with Availability under the Revolving Accounts Receivable Sub-Limit, the Revolving Inventory Sub-Limit, and the Revolving Real Estate Sub-Limit, shall not exceed the total Revolving Credit Facility Maximum.

(iii)

Revolving Inventory Sub-Limit- Upon request by Borrower to access Availability against the Eligible Inventory and approval by Lenders, the Revolving Credit Facility Maximum shall include availability against eligible Inventory up to FIFTY PERCENT (50%) of the Forced Liquidation Value of the eligible Inventory subject to an additional sub-limit not to exceed ONE HUNDRED PERCENT (100%) of the Availability against Eligible Accounts Receivable. The eligibility of Inventory shall be determined at Amerisource’s discretion and Amerisource may require Inventory verification by any reasonable means including periodic reporting, filed exam or auditing.

(iv)

Revolving Real Estate Sub-Limit- The Revolving Credit Facility Maximum shall include Availability under the Borrowing Base Report against eligible, pledged real estate of the Borrower in the amount of SEVENTY PERCENT (70.0%) of the current appraised value.

(r)

“Request For Funds” – The periodic request by Borrower for withdrawals, advances and disbursements of money from Lenders or Administrative Agent under the Credit Facility that also affirms the Borrowing Base, the outstanding Obligations and current Availability under the Credit Facility at the time of request and which requested amount shall not exceed the total Availability under the Credit Facility, including applicable sub-limits.

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(s)	“Secured Parties” - means the Administrative Agent, the Lenders, and the other Indemnitees.

Article II.    CREDIT FACILITY TERMS

Section 2.01 Revolving Line of Credit.

(a)

Notwithstanding anything in this Agreement to the contrary, initially, only Geospace shall be entitled to request and obtain Advances under this Credit Facility. All references to “Borrower” in connection with requests for Advances, the receipt of Advances, shall mean Geospace only, however Geospace and GTC are jointly and severally liable for the Obligations. On the terms and subject to the conditions contained in this Agreement and upon the condition that no Event of Default exists as of the date Borrower makes a Request for Funds, Amerisource as Administrative Agent on behalf of Lenders may advance funds to the Borrower under the Credit Facility in amounts not to exceed the Availability and such advanced amounts shall constitute Loans and Obligations under this Agreement.

(b)

Subject to the terms and conditions of this Agreement, from time to time prior to the Maturity Date, each Lender agrees to make revolving loans to Borrower ratably in accordance with its Commitment Percentage and in an aggregate principal amount which shall not cause (i) such Lender’s revolving credit exposure to exceed its Commitment Percentage multiplied by the Revolving Credit Facility Maximum or (ii) the revolving credit exposure of all Lenders to exceed the Revolving Credit Facility Maximum. Within the foregoing limits and subject to the terms and conditions of this Agreement, Borrower may borrow, repay, and reborrow revolving loans. No Lender shall be obligated to make any Loan unless (a) all of the representations and warranties set forth in this Agreement and the other Credit Documents are true and correct on and as of the date of such Loan, with the same force and effect as if such representations and warranties had been made on and as of such date (except to the extent any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), (b) no Material Adverse Change has occurred, and (c) no default or Event of Default has occurred and is continuing.

(c)

Each revolving loan shall be made as part of a Request for Funds and shall become Obligations and each revolving loan shall be made by a Lender ratably in accordance with its Commitment Percentage of such borrowing.

Section 2.02 Borrowing Base Report and Procedure. Borrower’s withdrawals, advances and disbursements under the Credit Facility shall be governed by a Borrowing Base Report to be prepared or modified by Amerisource from time to time in its sole discretion, a sample of which appears in Exhibit “A”. Each Borrowing Base Report shall set forth a calculation of Borrower’s Availability under the Credit Facility based on eligible Collateral as more fully defined below:

(a)

“Eligible Accounts Receivable” – Accounts owing to the Borrower arising from the sale of goods and/or performance of services by Borrower in the ordinary course of its business, excluding (i) Accounts over ninety (90) days from original invoice date, (ii) Accounts being disputed by the Account Debtor obligated thereon, Amerisource being under no obligation to determine the bona fides of such dispute, (iii) Accounts representing bill-and-hold, guaranteed sale, consignment sale, sale-or-return, COD, deposits or Accounts from Account Debtors that have paid deposits, or sale on any other repurchase or return basis, (iv) Accounts with existing or potential contra or offsetting balances owing, (v) any Account for which Borrower has breached its obligations hereunder, (vi) any Account owing from an Account Debtor which in Amerisource’s reasonable credit judgment has become insolvent, (vii) any Accounts owing from an Account Debtor in excess of the credit

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limit established by Amerisource for such Account Debtor, (viii) Accounts owing by an Account Debtor in excess of 15% of Borrower’s total Eligible Accounts Receivable outstanding, provided that Accounts owing by an Account Debtor in excess of 40% of Borrower’s total Eligible Accounts Receivable outstanding may be allowed for select Account Debtors at the sole discretion of Amerisource, (ix) all or any Accounts upon the occurrence of an Event of Default or upon the termination date of this Agreement, (x) Accounts owing by entities related to Borrower by common ownership or control, (xi) Accounts owing by Account Debtors domiciled outside of the United States of America or Canada, (xii) all Accounts owing by a given Account Debtor if at least 15% of such Account Debtor’s outstanding Accounts are deemed ineligible or impaired by Amerisource, and (xiii) other Accounts or amounts which Amerisource determines from time to time in its sole credit or business judgment.

(b)

“Eligible Inventory”- Inventory of the Borrower under its control in the United States, including raw materials and finished goods but excluding work in progress, that Amerisource, in its sole credit judgement deems to be worthy of credit extension. The value of Eligible Inventory shall be determined by Amerisource by taking into consideration, among other factors, the lower of its cost and its book value determined in accordance with GAAP. Without limiting the generality of the foregoing, Eligible Inventory shall exclude (i) Inventory located on leaseholds unless a rent reserve has been established or a landlord lien waiver has been obtained, (ii) obsolete Inventory or Inventory that is slow-moving, shopworn or not immediately usable, (iii) promotional, marketing packing or shipping materials, (iv) replacement parts, supplies, samples, prototypes, display items, (v) Inventory not on a perpetual schedule (vi) Inventory in which Amerisource ceases to have a perfected first priority security interest. Amerisource may assign modifiers based on any of these criteria in calculating or classifying the amounts determined to be Eligible Inventory or (vii) Inventory of any kind or nature once the value on Inventory exceeds ONE HUNDRED PERCENT (100%) of the total Eligible Accounts Receivable.

(c)	Request for Funds.

(i)

Borrower may submit a Request for Funds each Business Day for an amount not to exceed the Availability amount reflected on that day’s Borrowing Base Report. Upon request for availability on Eligible Accounts Receivable and/or Eligible Inventory by the Borrower. Borrower shall begin providing Amerisource the daily sales ledger and/or Inventory report required under Section 2.02 (d) and Section 3 for a period of not less than 30 days and establish Dominion of Funds as required under Section 2.02 (e) prior to Availability being provided against Accounts Receivable and/or Inventory.

(ii)

Upon receipt of a Request for Funds, the Administrative Agent shall promptly inform the Lenders as to the terms thereof and the Administrative Agents approved Availability based upon the Request of Funds (the “Borrowing Notice”). Subject to the terms of this Agreement each Lender shall make its Commitment Percentage of the Loan specified in the applicable Borrowing Notice available to the Administrative Agent in Dollars and in immediately available funds to the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Borrowing Notice, provided that, such Lender receives the Borrowing Notice not later than Noon on such Business Day (and if such Borrowing Notice is received after such time, such Commitment Percentage of the requested Loan shall be made available on the following Business Day).

(d)	Sales Reporting. Upon request for availability on the Eligible Accounts Receivable Borrower shall submit to Amerisource each day a sales ledger in electronic format, which shall be a complete and

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accurate detailed listing of all sales completed by the Borrower for that given date. All Invoices listed on each daily sales ledger shall represent invoices billed in accordance with Generally Accepted Accounting Principles (“GAAP”) for goods delivered or services rendered and completed by Borrower for such day.

(e)

Maintenance of Account and Dominion of Funds. At such time as Borrower requests Availability against and prior to any funding against Eligible Accounts Receivable and/or Eligible Inventory, Amerisource requires dominion of funds. Borrower shall direct all payments from its Account Debtors to a P.O. address controlled or managed by Amerisource (“Lockbox”) or to a bank account controlled by Amerisource or governed by a Deposit Account Control Agreement in favor of Amerisource (“Blocked Account”). Amerisource shall send notice of assignment letters to all Account Debtors on Borrower’s letterhead affirming these payment instructions. Payments received by Amerisource, whether such payments are received at a Lockbox, a Blocked Account, forwarded to Amerisource by Borrower, or otherwise, shall be applied to reduce the Borrower’s outstanding Obligations to Amerisource with a maximum of three days for check clearance. Borrower shall maintain its primary operating account with a banking institution approved by Amerisource, into which the proceeds of all advances will be disbursed. Borrower shall provide to Amerisource viewing rights to all bank accounts maintained by Borrower. Any and all charges and expenses relating to an Amerisource Lockbox shall be for Amerisource’s account. Any and all charges and expenses relating to a Blocked Account shall be for Borrower’s account.

Section 2.03 Terms and Evidence of Debt.

(a)	Closing Fee: {Provision Intentionally Left blank}

(b)

Collateral Management Fee: Upon request for Availability against Eligible Accounts Receivable and/or Eligible Inventory, the Borrower shall pay to Amerisource a collateral management fee of $2,500.00 to be assessed monthly in advance.

(c)

Commitment Fee: The Borrower shall pay to Amerisource, for the benefit of the Lenders, an annual fee equal to ONE PERCENT (1.000%) of the Revolving Credit Facility Account Limit. The initial fee is payable one half (50%) at the time of the Lenders’ approval and commitment to Borrower and one half (50%) at the closing of the Credit Facility. Subsequent Commitment Fees shall be paid in advance on the anniversary date of the Effective Date and future renewals or extensions of the maturity date of this Agreement shall also include a Commitment Fee, calculated based on the Revolving Credit Facility Account Limit in effect at the time of the renewal or extension. Increases in the Revolving Credit Facility Account Limit prior to the maturity date shall only be assessed a Commitment Fee for the incremental amount of the actual increase in the Revolving Credit Facility Account Limit.

(d)	“Draw Fee” – An assessed fee equal to:

(i)	ONE HALF OF ONE PERCENT (0.50%) multiplied by the amount of each draw assessed at the time of a draw on the facility; plus

(ii)

ONE HALF OF ONE PERCENT (0.50%) multiplied by the amount of the outstanding loan balance (if any) at the end of each quarter assessed at the close of business on the last Business Day of any given quarter.

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(e)

Interest Rate: The Borrower shall pay to Amerisource, for the benefit of the Lenders, on a monthly basis an interest rate equal to the prime rate plus FOUR PERCENT (4.00%) per annum, to be calculated and charged monthly by Amerisource based upon the average outstanding balance of all funds employed for all Obligations. The prime rate of interest shall be determined and updated as published from time to time in the Wall Street Journal, but in no event shall be less than 3.25% per annum (the “Floor”).

(f)

Non-Usage Fee: A fee of ONE HUNDRED TWENTY-FIVE THOUSANDTHS’ PERCENT (0.125%), to be allocated among the Lenders, will be assessed quarterly on the difference between the Borrower’s average daily outstanding loan balance and the Revolving Credit Facility Account Limit.

(g)	Payment of Principal and Interest.

(i)	Revolving Credit Facility.

(a)

Accrued and unpaid interest on this Note shall be payable monthly, commencing one (1) calendar month from the date hereof, and continuing thereafter on the same day of each succeeding calendar month thereafter until twenty-four (24) months from the date of this Note (the “Maturity Date”) when all outstanding principal of this Note and all accrued and unpaid interest hereon shall be due and payable.

(ii)

Payment of Default Rate Interest. Notwithstanding the foregoing, during the existence of an Event of Default, interest payable at the Default Rate under the Notes shall be payable from time to time on written demand from Administrative Agent to Borrower.

(iii)

Payment in Full at Maturity. On the Maturity Date, each Borrower unconditionally promises to pay in full, and there shall become due and payable in full, the entire outstanding Obligations under the Credit Facility, together with accrued and unpaid interest and all fees and other sums then owing under the Credit Documents and to satisfy all other Obligations then owing.

(h)	Prepayments.

(i)

Voluntary Prepayment. Subject to the Non-Usage Fee, the Commitment Fee, the Early Termination Fee under Section 2.04 and as otherwise provided in this Agreement, Borrowers may prepay all or any part of the revolving principal amount at any time without premium or penalty upon notice to the Administrative Agent. Each voluntary prepayment is subject to the following conditions:

(a)	Administrative Agent must receive Borrower’s written or telephonic prepayment notice not later than 10:00 a.m. on the date of prepayment of any Loans;

(b)

Borrower’s prepayment notice shall (i) specify the prepayment date, (ii) specify the amount of the loan to be prepaid, (iii) specify whether the revolving principal amount is being prepaid (and if not specified, such prepayment will be applied to the revolving principal amount), and (ix) constitute an irrevocable and binding obligation of Borrower to make a prepayment in such amount on the designated prepayment date; and

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(c)

each such partial prepayment shall be in the minimum principal amount of $100,000 and integral multiples of $10,000 or, if less than such minimum amounts, the entire principal amount thereof then outstanding.

(ii)	Application of Prepayments.

(a)	All prepayments under Section 2.3(g) shall be applied to the revolving principal amount with no corresponding reduction in the Revolving Credit Facility Account Limit.

(b)	All prepayments under Section 2.03(g) shall be applied based on the Lenders’ respective Commitment Percentages.

(i)	Computations of Interest and Fees.

(i)

Calculation of Interest. Interest shall be computed on the basis stated in the Promissory Note. Interest shall accrue from and including the Closing Date or from the first date of borrowing to but excluding the last day occurring in the period for which such interest is payable.

(ii)

Maximum Rate. It is the intent of the Lenders and Borrowers to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and Borrower are hereby limited by the provisions of this section which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity date of the Obligations), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the Maximum Rate. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the Maximum Rate, any such construction shall be subject to the provisions of this paragraph and interest owing pursuant to such documents shall be automatically reduced to the Maximum Rate without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under Applicable Law and which would, apart from this provision, be in excess of the Maximum Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other debt evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of the Loans does not exceed the Maximum Rate.

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(j)	General Payment Terms

(i)	Payments by Borrower. Except as otherwise expressly provided in this Agreement;

(a)

all payments by Borrower under this Agreement shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s office in dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein;

(b)

the Administrative Agent shall retain out of payments by Borrower hereunder a fee of TWENTY PERCENT (20%) of all interest and fees paid by Borrower against the Obligations as the Administrative Agent’s fee (the “Agent’s Fee”) prior to disbursing amounts otherwise due to Lenders; the Administrative Agent’s Fee shall be a settlement between Administrative Agent and Lenders and not an additional fee or interest due from Borrower under Section 2.3 (a)-(f).

(c)

the Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as provided herein) of such payment, less any amount owed under Section 2.03 (d)(a)(ii) in like funds as received by wire transfer to such Lender’s office; and

(d)

all payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

(i)

Payment Dates. If any payment or prepayment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(ii)

Advances by Administrative Agent. Unless Borrower or any Lender has notified the Administrative Agent, prior to the time any payment is required to be made by it to the Administrative Agent under this Agreement, that Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Dollars and in immediately available funds, then:

(a)

if Borrower fails to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in dollars and in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Effective Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and

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(b)

if any Lender fails to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in dollars and in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to Borrower to the date such amount is recovered by the Administrative Agent at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s loan included in the applicable Credit Facility. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to Borrower to the date such amount is recovered by the Administrative Agent at a rate per annum equal to the rate of interest applicable to such borrowing. Nothing in this Agreement shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.03(j)(iii) shall be conclusive, absent manifest error.

(ii)

Several Obligations. The obligations of the Lenders under this Agreement to make Loans and to fund or purchase participation interests are several and not joint. The failure of any Lender to make any Loan or to fund or purchase any participation interest on any date required under this Agreement shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or fund its participation interest.

(k)

The Borrower’s obligation to pay the principal of, and interest on, all the Obligations made by Lender shall be evidenced by one or more promissory note(s) duly executed and delivered by the Borrower in form and detail acceptable to Amerisource and each Lender (as may be amended, restated, or otherwise modified from time to time, the “Note”). The initial form of Note is attached as Exhibit “B” attached hereto and incorporated herein for all purposes.

(l)

Amerisource’s calculation concerning any amount owed by the Borrower to Amerisource hereunder as notified in writing by Amerisource to the Borrower shall be deemed to constitute the true and accurate amount owed, and shall be binding on the Borrower absent manifest error.

(m)

Notwithstanding the commitment in Section 2.01 at no time shall the aggregate of all outstanding amounts exceed the Revolving Credit Facility Account Limit. Any amounts outstanding in excess of the Availability under the Borrowing Base Report shall be immediately repaid to Amerisource by Borrower, without demand, notice or presentment.

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Section 2.04 Maturity. This term of this Agreement shall expire TWO (2) years from the date of initial funding (the “Initial Maturity Date”). Borrower may terminate the Agreement by giving Amerisource at least sixty (60) days written notice of termination prior to each Maturity Date. Otherwise, unless a Lender provides written notice to the Administrative Agent of its election to not so extend, the Initial Maturity Date and any subsequent Renewal Maturity Date shall be automatically extended for an additional two years from the most recent Maturity Date (each a “Renewal Maturity Date” and, individually and collectively the Initial Maturity Date and Renewal Maturity Date are the “Maturity Date”). Upon termination, Borrower shall pay the Obligations to Amerisource for the benefit of the Lenders. In the event of termination of the Agreement prior to the Initial Maturity Date, an Early Termination Fee equal to: (i) THREE PERCENT (3%) of the Revolving Credit Facility Account Limit shall apply if there are twelve or more months remaining until the Initial Maturity Date; and (ii) if less than twelve (12) months are remaining until the Initial Maturity Date, an Early Termination Fee equal to TWO PERCENT (2%) of the Revolving Credit Facility Account Limit shall apply; provided that no such Early Termination Fee shall be charged if the Credit Facility provided hereunder is replaced with a new facility provided by Woodforest or any of its affiliates. Upon termination of this Agreement, Amerisource and the Lenders may retain amounts (i) sufficient to cover any Obligations that were either known or unknown to Amerisource at the time of termination, and (ii) until Borrower has executed and delivered to Amerisource a general indemnity and mutual release in a form acceptable to Amerisource.

Section 2.05 Security Interest. As collateral securing the Obligations, Borrower grants and assigns to Amerisource, for the benefit of the Secured Parties, a continuing security interest in and to all of its now owned and hereafter acquired personal property and fixtures, and all direct and indirect proceeds thereof (including proceeds of proceeds), including without limitation Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, General Intangibles, monies, deposit accounts, claims and credit balances, and all Intellectual Property (including Trademarks, Patents and Copyrights, Licenses, Brands), Goodwill, tax refunds, Judgments, claims under Chapter 5 of the Bankruptcy Code, and all other property (real, personal, tangible, intangible, or any combination thereof, together with a deed of trust, mortgage, assignments of rents, security pledge or other documents substantially in the form of Exhibit “C” incorporated herein for all purposes, and associated with any Borrower’s property at 6410 Langfield Rd, Houston, TX 77040, 7007 Pinemont Drive, Houston, TX 77040 and at 4318 Northfield Lane, Houston, TX 77092 (collectively, the “Collateral”).

Section 2.06 Setoff and Recoupment. Amerisource and each Lender is hereby authorized at any time and to the fullest extent permitted by law, without notice to the Borrower or Guarantor (any such notice being expressly waived by the Borrower and Guarantor), to setoff, recoup, and apply any and all deposits or other indebtedness at any time owing by Amerisource or subsidiaries or any Lender to or for the Borrower’s, Guarantor’s or an affiliate’s credit or account against any and all of their respective obligations now or hereafter existing under this Agreement, or any other Credit Document, irrespective of whether or not Amerisource or any Lender has made any demand under this Agreement, or any other Credit Document, and although such obligations may be unmatured. Amerisource’s and each Lender’s rights under this Section 2.06 are in addition to other rights and remedies (including other rights of setoff) which Amerisource and the Lenders may have.

Section 2.07 Authorization to Amerisource. Borrower hereby irrevocably authorizes Amerisource at Borrower’s expense, to exercise at any time any of the following powers until all of the Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Amerisource or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) take or bring, in the name of Amerisource or Borrower, all steps, actions, suits or proceedings deemed by Amerisource necessary or desirable to effect

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collection of or other realization upon the Accounts and other Collateral, (c) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (d) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release any account debtor or other obligor (including filing of any public record releasing any lien or security interest granted to Borrower by such account debtor), without affecting any of the Obligations, (e) pay or withhold any sums necessary to discharge any lien, security interest or encumbrance which is senior to, may become senior to, or impairs Amerisource’s security interest in the Collateral, or for any past due taxes of the Borrower, which sums shall be included as Obligations hereunder, (f) in order to complete funding transfers or disbursements, or to satisfy any of the Obligations, initiate electronic debit or credit entries through the Automated Clearinghouse system to any deposit account maintained by Borrower wherever located, (g) file in the name of Borrower or Amerisource, or both, mechanic’s or materialman’s liens or related notices, or claims under any payment bond, in connection with goods or services sold by Borrower in connection with the improvement of realty, (h) notify any Account Debtor obligated with respect to any Account that the underlying Account has been assigned to Amerisource by Borrower and that payment thereof is to be made to Amerisource, and (i) audit, confirm or verify the amount and validity of any Account created by Borrower.

Article III.     COVENANTS

Section 3.01 Covenants. So long as any Obligation by the Borrower to Amerisource or any Lender hereunder remains outstanding:

(A)

Borrower shall not permit its Tangible Net Worth (defined as Borrower’s total equity reported on its financial statements in accordance with GAPP, less intangible assets, plus any indebtedness subordinated to Amerisource in a format acceptable to Amerisource in its soled discretion) to fall below [ONE HUNDRED MILLION DOLLARS ($100,000,000.00)]

(b)

Borrower shall deliver to Amerisource (which shall deliver to the Lenders) such documentation as may be requested by Amerisource from time to time, including but not limited to: (i) monthly internally-prepared financial statements, accounts receivable aging and accounts payable aging, to be delivered to Amerisource within 20 days of month-end; (ii) quarterly 941 payroll tax filings and proof of payment; (iii) annual CPA-prepared (reviewed or audited) financial statements, federal 1120 tax return, (iv) annual proof of payment of real estate taxes,( v) insurance certificates listing Lender as loss payee (vi) and updated personal or corporate financial statements for each personal or corporate guarantor respectively, to be delivered to Amerisource within 90 days of year-end; and (vii) any other report or documentation reasonably requested by Amerisource. Upon request by Borrower for Availability against Accounts Receivable or Inventory, Borrower shall send to Amerisource 30 days before the request for Availability of Eligible Accounts Receivable (viii) a daily sales ledger in electronic format by 10:00 am Central Time on each Business Day; (ix) weekly perpetual Inventory control report showing the amount of Inventory including all amounts considered as raw materials, finished goods, and work in progress at all Borrower locations; and (x) thereafter, within seven (7) days of month end, an Accounts Receivable aging, Accounts Payable aging and detailed perpetual Inventory control reports showing the amount of Inventory including all amounts considered as raw materials, finished goods, and work in progress at all Borrower locations.

(c)

Concurrently with the delivery of the monthly financial statements under Section 3.01(b) above, a Compliance Certificate substantially in the form of Exhibit ‘E’ with respect to such financial statements setting out a reasonably detailed calculation demonstrating compliance with the

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Financial Covenants under this Agreement and certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect to such Event of Default

(d)

Borrower shall notify Amerisource promptly of any Accounts over $50,000.00 (the “Threshold Amount”) which have been disputed by any Account Debtor, the rejection of goods or services valued over the Threshold Amount by any Account Debtor, delays in delivery of goods, non-performance of contracts or services, and of any assertion or threatened assertion of any claims, offsets or counterclaims by Account Debtors, each over the Threshold Amount, and, if requested by Amerisource, will settle all disputes concerning such Account, at Borrower’s sole cost and expense. Borrower shall advise Amerisource in writing if it reschedules or extends the due date of any amounts owing from its account debtors over the Threshold Amount. After written notice by Amerisource to Borrower, and automatically, without notice, after an Event of Default has occurred and is continuing, Borrower shall not, without the prior written consent of Amerisource in each instance, (i) grant any extension of time for payment of any of the Accounts, (ii) compromise or settle any of the Accounts for less than the full amount thereof, (iii) release in whole or in part any Account Debtor, or (iv) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

(e)

From time to time as requested by Amerisource and each Lender, at the sole expense of Borrower, Amerisource, each Lender, or their respective designees shall have access, during reasonable business hours if prior to an Event of Default and at any time if after an Event of Default has occurred and is continuing, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Borrower’s books and records, and Borrower shall permit Amerisource, each Lender, or their respective designees to make copies of such books and records or extracts therefrom as Amerisource or any such Lender may request.

(f)	Borrower shall pay when due all payroll and other taxes, and shall provide proof thereof to Amerisource in such form as Amerisource shall reasonably require.

(g)

Except for the liens created under this Credit Facility, Borrower shall not create, incur, assume or permit to exist any lien or security interest upon or with respect to any Collateral now owned or hereafter acquired by Borrower, other than Permitted Liens. “Permitted Liens” means (a) liens for taxes, assessments or governmental charges or levies not yet delinquent or which if being contested in good faith and by appropriate proceedings diligently conducted and remain payable without penalty, if adequate reserves with respect thereto (including reserves to accommodate for any penalties associated therewith) are maintained on the books of Borrower in accordance with GAAP (b), liens, not delinquent, created by statute in connection with workers’ compensation, unemployment insurance, social security, old age pensions (subject to the applicable provisions of this Agreement) and similar statutory obligations, (c) liens in favor of mechanics, materialmen, carriers, warehousemen, repairmen and suppliers or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business provided that such liens secure only amounts not yet overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto in accordance with GAAP are maintained on the books of the Borrower, (d) deposits to secure the performance of bids, trade contracts and leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business, (e) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower; provided they are

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of public record and still in effect, (f) liens securing judgments for the payment of money not constituting an Event of Default hereunder and pre-judgment liens created by or existing from any litigation or legal proceeding that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, for which adequate reserves have been made to the extent required by GAAP, and which would not, upon becoming liens securing judgments for the payment of money, constitute an Event of Default hereunder; (g) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (h) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; (i) liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (j) liens of sellers of goods to Borrower arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; (k) liens securing debt permitted hereunder; (l) any interest of title of a lessor under, and liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, (A) operating leases, and (B) capital leases; (m) precautionary Uniform Commercial Code financing statement filings made in respect of consignments, provided that none of the property covered by such Uniform Commercial Code financing statements may be included in the Borrowing Base or commingled with any Property constituting a part of the Borrowing Base and none of the proceeds of sales of such Property shall be commingled with the proceeds of with any Property constituting a part of the Borrowing Base.

(h)

At such time as Borrower requests Availability against and prior to any funding against Eligible Accounts Receivable and/or Eligible Inventory, Amerisource shall require dominion of funds and, in compliance with such requirement for dominion of funds, Borrower, prior to Advances against Eligible Accounts Receivable and/or Eligible Inventory, shall direct all payments for Borrower’s Accounts to an Amerisource Lockbox or Blocked Account. Amerisource and its representatives shall have an irrevocable power of attorney coupled with an interest to endorse any checks or items, in Borrower’s name, delivered or required to be delivered to a Lockbox or Blocked Account. Payments received by Amerisource in a Lockbox or Blocked Account shall constitute payment on the Obligations when so applied by Amerisource as provided above. Amerisource shall have no duty as to the collection or protection of checks or instruments or the proceeds thereof, or as to the preservation of any rights pertaining thereto, beyond avoiding gross negligence or fraud in the custody and preservation of items in the possession of Amerisource. If, notwithstanding Borrower instructions to an Account Debtor, Borrower receives payments directly from an Account Debtor, Borrower agrees not to commingle such remittances with any of its other funds or property, and will hold the funds separate and apart from its own funds or property, in trust for Amerisource, and immediately forward the same to the Lockbox or deposit it in a Blocked Account or an account directed by Amerisource. If Borrower receives any funds into its operating account via electronic transfer, it will immediately wire those funds to Amerisource. Borrower shall pay to Amerisource fifteen percent (15%) of the amount of any payment received by Borrower and not delivered in kind to Amerisource within three Business Days following the date of receipt by Borrower.

(i)

BORROWER SHALL PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS AMERISOURCE AND EACH LENDER AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ANY AFFILIATE THEREOF (INDIVIDUALLY AND COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITIES, DIRECT DAMAGES, COSTS AND EXPENSES OF ANY KIND OR NATURE AND FROM ANY AND ALL SUITS, CLAIMS OR DEMANDS (INCLUDING, WITHOUT LIMITATION, FOR REASONABLE AND DOCUMENTED ATTORNEYS’ FEES AND

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OTHER EXPENSES) INCURRED OR SUFFERED BY INDEMNITEES, ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT (SPECIFICALLY INCLUDING, AND WITHOUT LIMITATION, NEGLIGENCE AND/OR STRICT LIABILITY) OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY BORROWER OR ANY SUBSIDIARY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO. THE AGREEMENTS IN THIS SECTION 3.01(H) SHALL SURVIVE THE TERMINATION OF THE COMMITMENT AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF THE OBLIGATIONS.

(j)

Borrower shall indemnify the Indemnitees from any loss arising out of the assertion of any claim that any payment received by Amerisource or any Lender from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute (“Avoidance Claim”) or is alleged to have been paid to the wrong party. In the event of such Avoidance Claim, the indebtedness originally intended to be repaid thereby shall be automatically reinstated and shall be enforceable against Borrower, and Borrower shall be and remain liable to Amerisource and Lenders to the same extent as if such amount had never originally been received by Amerisource. Borrower shall notify Amerisource within two Business Days of it becoming aware of the assertion of any Avoidance Claim. This indemnity shall include all legal fees and expenses incurred by Amerisource in defending any such Avoidance Claims. The obligations of the Borrower under this Section 3.01(i) shall survive the payment in full of the Obligations and the termination of this Agreement.

(k)

The Borrower agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses, including reasonable attorney’s fees and expenses, incurred by Amerisource in connection with the negotiation, preparation, execution, administration, modification and amendment of this Agreement or any other Credit Document, including fees for periodic field exams, banking fees, lien searches or other expenses, and all fees and expenses of Amerisource and the Lenders incurred in connection with the enforcement by Amerisource or the Lenders of any of the Borrower’s obligations thereunder or under any other Credit Document.

(l)

Borrower shall not, without the prior written consent of the Lenders make any transfer of any nature or kind (i.e. loans, payments, distributions, dividends, transfer-in-kind) to any shareholder or member of Borrower, provided, however, that Borrower, as long as no Event of Default exists under the Agreement, may upon written notice to Amerisource, pay dividends or make distribution’s to its shareholders/members; provided, however, that, after giving effect to the payment of such distributions, in the aggregate amount, do not cause the Tangible Net Worth of the Borrower to fall below the Tangible Net Covenant in Section 3.01(a). Any amounts paid over the above amount shall be held for the benefit of Amerisource (for the benefit of the Secured Parties) and shall be paid over to Amerisource on demand.

(m)	Left Intentionally Blank

(n)

Borrower shall not merge into or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any party (other than mergers of a subsidiary into Borrower) except where the obligations hereunder are repaid in full concurrently with the closing of any merger;

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Section 3.02 Cross-Default. If Borrower, Guarantor(s), or any Affiliates of Borrower (defined below) are in default under any other loans or advances of credit (including guaranty agreements or factoring obligations) held by any Lender (each an “Other Obligation”), or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in this Agreement, the Notes, any other Credit Document, or any other instrument relating to this Agreement or the Notes, or should any of the Lenders conclude, in its sole discretion, that the prospect of payment of all or any portion of the Obligations, as modified by this Agreement, or of any Other Obligation, is impaired for any reason, then Lenders, at its option, may declare the entirety of the Obligations, as modified by this Agreement, and any Other Obligation, together with all accrued but unpaid interest, immediately due and payable without notice, demand or presentment, or notice of intent to accelerate to the Borrower or any other person or party, all of which are hereby waived. The Lenders’ failure to or delay in exercise of said option will not constitute a wavier on the part of Amerisource of the right to exercise said option at any other time. Upon the occurrence of any default or Event of Default,, Administrative Agent, acting at the written instruction of the Lenders, shall also have the right to exercise any and all other rights, remedies and recourses now or hereinafter existing in equity, at law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose any and all liens and security interests securing the Obligations. “Affiliates of Borrower” means Geospace Engineering Resources International Inc., a Texas corporation, Geospace Finance Corp., a Texas corporation, Geospace J.V., Inc., a Texas corporation, GTC, Inc., a Texas corporation, Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company, or any entity in which 20% or more is owned by, or in which 20% or more voting control is held by, Maker, Geospace Engineering Resources International Inc., a Texas corporation, Geospace Finance Corp., a Texas corporation, Geospace J.V., Inc., a Texas corporation, GTC, Inc., a Texas corporation, Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company, whether now or in the future.

Section 3.03 Cross-Collateralization. Except as may be limited or prohibited by applicable law, the Borrower, Guarantor(s), and Affiliates of Borrower agree and acknowledge that the Credit Documents secure (a) the Obligations, as extended and/or modified, including interest, late charges, fees, expenses and other amounts as provided in the Notes, the other Credit Documents and this Agreement, (b) all other debts, obligations and liabilities of the Borrower, Guarantor(s), and/or Affiliates of Borrower, to each of the Lenders or Amerisource of whatever kind or character, whether now existing or hereafter arising, secured or unsecured, direct or indirect, fixed or contingent, primary or secondary, joint or several, or both, including, without limitation, all present and future debts, obligations and liabilities of the Borrower, Guarantor(s), and/or Affiliates of Borrower (i) as principal, surety, endorser, guarantor, accommodation party or otherwise, (ii) arising by operation of law or otherwise, (iii) as a member of any partnership, joint venture, company, firm, trust or other association, (iv) payable to or in favor of third parties and hereafter acquired by any of the Lenders with or without the knowledge, consent or insistence of the Borrower, Guarantor(s), and/or Affiliates of Borrower, or (v) relating to any services rendered by Amerisource or any Lender for the benefit of the Borrower, Guarantor(s), and/or Affiliates of Borrower, including, without limitation, credit cards, treasury or cash management services all of which indebtedness is secured by the Credit Documents, and (c) all renewals, rearrangements, modifications and extensions of any of the foregoing.

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Article IV.     REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties. The Borrower represents and warrants to Amerisource and each of the Lenders as of the date hereof and affirms these representations and warrantees at the time of each Request for Funds as follows:

(a)	Borrower is duly organized and fully authorized to enter into this Agreement and to perform hereunder.

(b)	This Agreement constitutes its legal, valid and binding obligation.

(c)	Borrower is solvent and in good standing in the State of its organization.

(d)

The Borrower’s Accounts are and will remain (i) bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Borrower’s business, (ii) unconditionally owed and not subject to disputes, offsets, counterclaims, or rights of return or cancellation, (iii) not sales to any entity which is affiliated with Borrower or in any way not an “arm’s length” transaction.

(e)	Borrower has not rescheduled or extended the due date of any amounts owing by its Account Debtors during the past twelve (12) months from the date hereof.

(f)

There is no litigation, arbitration, or governmental authority investigation, proceeding or action pending or threatened, affecting the Borrower which would, if adversely determined, singly or in the aggregate, result in a Material Adverse Change.

(g)	Borrower has not received notice nor does Borrower have knowledge of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor.

(h)

The most recent financial statements of Borrower fairly present the assets, liabilities and financial condition and results of operations of Borrower as of the date thereof in accordance with GAAP, and there are no omissions or other facts or circumstances which are or may be material. There has been no Material Adverse Change in the assets, liabilities or financial condition of Borrower since the date of such financial statements. Borrower has not guaranteed the obligations of any other party.

(i)	No Material Adverse Change has occurred, and no default or Event of Default has occurred or is continuing;

(j)	Borrower has not, during the preceding two (2) years, used any other business location or been known as or used any other corporate or fictitious name, except as disclosed to Amerisource in writing;

(k)

Survival of Warranties and Representations. Borrower covenants, warrants and represents to Amerisource and each of the Lenders that all representations and warranties of Borrower contained in this Agreement and the other Credit Documents shall survive the transactions related thereto. Borrower, the Lenders and Amerisource expressly agree that any misrepresentation or breach by Borrower of any warranty whatsoever contained in this Agreement or any other Credit Documents shall be deemed material.

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Article V.     DEFAULT

Section 5.01 Events of Default. Any of the following events will constitute an Event of Default hereunder and under the other Credit Documents:

(a)	The non-payment by Borrower of any portion of the Obligations that becomes due and payable, including but not limited to any payment of principal and/or interest when due;

(b)

The Borrower fails to maintain the financial covenant set forth in Section 3.01 of this Agreement and such failure is not cured within ten (10) days following the Borrower’s receipt of notice from Amerisource specifying such failure in reasonable detail;

(c)	Any representation or warranty made by the Borrower hereunder or under any other Credit Document shall prove to have been incorrect in any material respect when made;

(d)	Any statement, report, financial statement or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Amerisource is not true and correct, in any material respect;

(e)

The aggregate Obligations outstanding shall exceed the Availability, unless the Borrower shall, within one (1) Business Day after receipt of notice of such excess from Amerisource, pay to Amerisource in good funds, the amount of such excess;

(f)	Borrower or any Guarantor of all or any part of the Obligations becomes subject to any debtor-relief proceedings

(g)

A default shall occur under Article III of this Agreement (other than Section 3.01), or under any other Credit Document or any other agreement, document or instrument (subject to any right to cure therein), other than this Agreement, to which Borrower and/or Guarantor is a party;

(h)

The death or dissolution of any Guarantor, or the failure of any Guarantor to perform or observe any of such Guarantor’s obligations to Amerisource, or a Guarantor’s notification to Amerisource of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever;

(i)

Any Credit Document (i) is determined to be invalid or unenforceable for any reason, (ii) the Borrower repudiates or threatens to repudiate any Credit Document to which it is a party or any of its obligations thereunder or (iii) the Borrower contests the validity or enforceability of any Credit Document to which it is a party;

(j)	Any change in control of 20% or more in the ownership of the Borrower or any Guarantor, except as approved in advance, in writing by Amerisource;

(k)	The Collateral or any other assets of Borrower or any of its affiliates shall be attached, seized, levied upon, or subjected to a writ or distress warrant; or

(l)

The occurrence of any Material Adverse Change in the business operations and condition, financial or otherwise, of the Borrower or any Guarantor and such Material Adverse Change is not cured within ten (10) days following the Borrower’s receipt of notice from Amerisource specifying such default;

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In any such event, the aggregate outstanding Obligations, together with all accrued but unpaid interest thereon and all other amounts owed by the Borrower hereunder or under any other Credit Document, shall automatically become immediately due and payable without presentment, demand, protest, notice of protest, notice of non-payment or dishonor, notice of acceleration, notice of intent to accelerate, or further notice of any kind, all of which are hereby expressly waived by the Borrower and Guarantor; and each Lender’s commitment to make advances hereunder shall automatically terminate, without presentment, demand, protest, notice of protest, notice of non-payment or dishonor, notice of acceleration, notice of intent to accelerate, or notice of any kind.

Section 5.02 Waiver of Notice. Borrower waives any requirement that Amerisource or any Lender inform Borrower by affirmative act or otherwise of any Event of Default hereunder. Further, neither Amerisource nor any Lender’s failure to charge or accrue interest or fees at any “Penalty”, “Default”, or “Past Due” rate shall not be deemed a waiver by Amerisource of its claim thereto.

Section 5.03 Remedies. Upon an Event of Default that is continuing or uncured, in addition to any rights or remedies Amerisource and the Lenders have under this Agreement, the other Credit Documents, or applicable law which shall be cumulative and exclusive, Amerisource may (and upon the written direction of the Lenders, shall: (i) immediately terminate this Agreement without notice, protest, notice of protest, notice of non-payment or dishonor, notice of acceleration, notice of intent to accelerate, or any other notice, at which time all Obligations shall immediately become due and payable without notice or demand, protest, notice of protest, notice of non-payment or dishonor, notice of acceleration, notice of intent to accelerate, or any other notice, notwithstanding the maturity date; (ii) charge the default interest rate equal to the greater of eighteen percent (18%) per annum or the maximum rate allowable by law on all Obligations until such Obligations are paid in full or until such time as Amerisource confirms the default has been cured; (iii) enter any premises of Borrower where the books, records and Collateral of Borrower may be kept and remove the same for such time as Amerisource may desire in order to protect, collect and liquidate the Collateral. All expenses relating thereto, including moving expenses, the leasing of additional facilities and the hiring of security guards shall be borne by Borrower. Upon request by Amerisource, Borrower shall assemble the Collateral and make it available to Amerisource at a time and place to be designated by Amerisource which is reasonably convenient to Amerisource and Borrower; Borrower shall fully cooperate with all of Amerisource’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Amerisource may direct. Borrower agrees that Amerisource has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any party. In addition to any and all other remedies available to Amerisource, herein, in the event Borrower shall not deliver the documentation required in Section 3.01 in the time required, Borrower shall pay Amerisource on demand a per diem penalty of two thousand dollars ($2,000).

Section 5.04 Right of Injunction. Borrower and Guarantor acknowledge that upon the occurrence of an Event of Default, no remedy at law will provide adequate relief to Amerisource and the Lenders; therefore, Borrower and Guarantor agree that Amerisource shall be entitled to temporary and permanent injunctive, or other equitable relief in any such case without proving actual damages, it being acknowledged that the nature of Borrower’s business dictates such relief is necessary in order to preserve the Collateral and rights of Amerisource.

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Article VI     MISCELLANEOUS

Section 6.01 Amendment. Neither this Agreement, any other Credit Document, nor any provisions hereof or thereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement or to such other Credit Documents, as applicable, with the written consent of the Lenders. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Administrative Agent or any Lender to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement, nor any abandonment or discontinuation of steps to enforce any right, power, or privilege under this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Credit Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.02 Notice.

i.

Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by e-mail or facsimile as follows:

ii.	if to Borrower or any other Loan Party, to it at:

c/o: Geospace Technologies Corporation

Address: 7007 Pinemont Dr., Houston, Texas 77040

Attention of Robert Curda

Telephone No: 713 986 8676

E-mail: rcurda@geospace.com

iii.	if to the Administrative Agent:

Amerisource Funding, Inc,

7225 Langtry Street, Houston, Texas 77040;

Attention of Joseph L. Page

Facsimile No. (713) 863-1434

Telephone No. (713) 863-8300, ext. 313;

E-mail: jpage@amerisource.us.com;

iv.	if to a Lender, to it at its address (or facsimile number) set out in Exhibit ‘D’.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 6.02(b) below, shall be effective as provided in said Section.

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v.	Electronic Communications.

(a)

Notices and other communications to the Lenders, under this Agreement may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender that has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it under this Agreement by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(b)

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)	Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications under this Agreement by notice to the other parties to this Agreement.

All notices to Amerisource and any Lender hereunder shall be deemed given upon actual receipt by a responsible officer of Amerisource and/or any Lender.

Section 6.03 Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Amerisource, for itself and/or as Administrative Agent for any other Lender, or any Lender, may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Amerisource or the Lenders of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Amerisource and the Lenders hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Amerisource and the Lenders would otherwise have. Any waiver, permit, consent or approval by Amerisource or the Lenders of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

Section 6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, Guarantors, Amerisource, and Lenders, and their respective successors and assigns. Amerisource and each Lender may sell, assign or otherwise transfer all or any portion of its right, title and interest in, and its obligations under, this Agreement and the other Credit Documents to any party. In connection therewith, the Borrower shall execute and deliver such documents, instruments and agreements as Amerisource or any Lender may reasonably request to effect such sale, assignment or transfer. Borrower may not sell, assign, transfer, or pledge its rights or obligations hereunder without the prior written consent of each Lender.

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Section 6.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page of this Agreement by facsimile, email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering such an executed counterpart to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the liability, enforcement, or binding effect of this Agreement.

Section 6.06 Imaged Documents. Borrower, Guarantor, and all sureties, endorsers, guarantors, and any other party now or hereafter liable for the payment of the Obligations, in whole or in part, (i) understand and agree that Amerisource’s document retention policy may involve the imaging of executed documents, which includes but is not limited to any note, guaranty, deed of trust, security agreement, assignment, financing statement and any other document which evidences any indebtedness owed by Borrower or Guarantors to Amerisource, and the destruction of the paper original, including the original note, and (ii) waive any rights and/or defenses that it may have to the use of such imaged copies of documents in the enforcement of any of Amerisource’s rights in a court of law or otherwise and/or as to any claim that such imaged copies of the documents are not originals.

Section 6.07 Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby

Section 6.08 Joinder of Guarantor. By each Guarantor’s signature below, each Guarantor, individually, (i) joins herein and confirms that the warranties and representations made herein are true and correct; (ii) agrees to cause Borrower to maintain compliance with all covenants mandated herein; (iii) agrees that any certificate, request for advance or other similar document now or hereafter given to Amerisource by anyone on behalf of Borrower shall be true and correct; (iv) shall be liable for any damage or loss suffered by Amerisource as a result of the falsity of any such warranty or representation in any respect, or the noncompliance with any such covenant, including the payment of the Obligations

Section 6.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the conflict of law principles thereof.

Section 6.10 Dispute Resolution Provisions: Any action arising out of or relating to this Agreement shall be resolved as follows:

(a)

Such action shall be settled by binding arbitration in Houston, Texas in accordance with the then current commercial arbitration rules and mediation procedures and the optional appellate arbitration rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding subject to any limits set forth herein.

(b)

Such arbitration shall be conducted by a single, independent arbitrator or, if the parties are unable to agree on such arbitrator, each party shall appoint a single, independent arbitrator who must collectively agree on a third party, independent arbitrator to serve as arbitrator hereunder. For clarity, the arbitrator can be either judicial or non-judicial, depending on the nature of the dispute (i.e., if the dispute is technical in nature, the Parties may elect to agree upon an arbitrator who possesses a relevant technical background).

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(c)

The arbitrator may rule upon motions to compel or limit discovery and shall have the authority to impose sanctions for discovery abuses, including reasonable and documented attorneys’ fees and costs, to the extent and upon the grounds available for such in the United States District Courts for the district in which the arbitration is taking place.

(d)

The decision of the arbitrator (the “Award”) as to any action (including the validity and amount of any action) shall be final, binding, and conclusive upon the Parties. such award shall be written and shall be supported by written findings of facts and conclusions. Any payment required by the award shall be made within seven (7) days of issuance of an award.

(e)

The Parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without abridgment of the powers of the arbitrator.

(f)

The Parties agree, and agree to direct the arbitrator, that the arbitration will be kept confidential and that the existence of the proceeding and any proceedings therein, including without limitation any pleadings, briefs or other documents, any testimony or other oral submissions and any award, will not be disclosed beyond the arbitrator or arbitration tribunal, the Parties, their counsel and any party (including witnesses, if any) involved in the conduct of the proceeding, except (i) in any legal proceeding concerning the arbitration, including without limitation any proceeding to compel or to stay arbitration or otherwise in aid of arbitration, to vacate, modify or confirm an award, or to enforce an award or any judgment based upon an award, (ii) to the tax, legal, financial or other professional advisors of such party who are obligated to keep such information confidential, or (iii) as may be required by law.

(g)	Borrower shall be responsible for all costs and expenses (including legal expenses and reasonable and documented attorney’s fees) of any such arbitration.

SECTION 6.11 CONSENT TO VENUE; JURISDICTION: TO THE EXTENT REQUIRED FOR ENFORCEMENT OF THE PRIOR PROVISIONS ABOVE OR TO THE EXTENT THAT ANY ARBITRATION PROVISIONS SHALL BE RULED UNENFORCEABLE AND THE RESOLUTION OF A DISPUTE SHALL REQUIRE SUBMISSION TO A COURT, THE PARTIES AGREE THAT ANY SUIT, ACTION OR OTHER PROCEEDING RELATING TO THIS AGREEMENT OR A GUARANTY, THE PARTIES AGREE THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THE SUBJECT MATTER HEREOF, OR THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL, AT AMERISOURCE’S SOLE OPTION, BE INSTITUTED IN EITHER THE STATE DISTRICT COURT OF HARRIS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, AT THE OPTION OF AMERISOURCE. BORROWER AND GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE VENUE AND JURISDICTION OF SUCH COURTS AND WAIVE ANY AND ALL OBJECTIONS TO JURISDICTION OR VENUE THAT IT MAY HAVE UNDER THE LAWS OF THE STATE OF TEXAS OR OTHERWISE IN THOSE COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SHOULD SUCH PROCEEDING BE INITIATED IN ANY OTHER FORUM, BORROWER WAIVES ANY RIGHT TO OPPOSE ANY MOTION OR APPLICATION MADE BY AMERISOURCE AS A CONSEQUENCE OF SUCH PROCEEDING HAVING BEEN COMMENCED IN SUCH FORUM.

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SECTION 6.12 WAIVER OF JURY TRIAL: BORROWER AND GUARANTORS DO EACH KNOWINGLY AND VOLUNTARILY AND INTELLIGENTLY WAIVE THEIR CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS AGREEMENT OR UNDER THE RELATED CREDIT DOCUMENTS AND AGREE THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS AGREEMENT AND THE CREDIT DOCUMENTS SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER AND GUARANTORS HEREBY CONFIRM TO AMERISOURCE AND THE LENDERS THAT THEY HAVE REVIEWED THE EFFECT OF THIS WAIVER OF JURY TRIAL WITH COMPETENT LEGAL COUNSEL OF THEIR CHOICE, OR HAVE BEEN AFFORDED THE OPPORTUNITY TO DO SO, PRIOR TO SIGNING THIS AGREEMENT AND THE CREDIT DOCUMENTS AND EACH ACKNOWLEDGE AND AGREE THAT AMERISOURCE AND THE LENDERS ARE RELYING UPON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND PROVIDING ADVANCES TO THE BORROWER.

SECTION 6.13 WAIVER OF SPECIAL DAMAGES. THE BORROWER AND GUARANTORS WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE BORROWER AND/OR GUARANTOR MAY HAVE TO CLAIM OR RECOVER FROM AMERISOURCE AND ANY OTHER LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES.

Section 6.14 Agreement Presumptions and Invalid Provisions. The Parties acknowledge that they have been represented by counsel, that the Agreement and all Credit Documents have been freely negotiated and that there shall be no presumption made against a Party as author or drafter of the documents and that the interpretation of this Agreement and all other Credit Documents shall be presumed as equally drafted by each of the Parties.

Section 6.15 Pro Rata Treatment and Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided in this Agreement with respect to the Agent’s Fee, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, debtor relief law, or other similar law or otherwise, or by any other means, (a) in excess of its Commitment Percentage of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective Commitment Percentages; or (b) such payment shall be rescinded or must otherwise be returned, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise returned.

Section 6.16 Certain Matters Regarding the Administrative Agent.

(a)

Each of the Lenders hereby irrevocably appoints Amerisource to act on its behalf as the Administrative Agent under this Agreement and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)	All Liens granted to Administrative Agent under the Credit Documents are granted to Administrative Agent for the ratable benefit of the Secured Parties.

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(c)

All monies received by Administrative Agent from the exercise of remedies under this Agreement or the Credit Documents shall, unless otherwise required by applicable law, be applied in the following order: (a) first, to the payment of all fees, expenses, indemnities, and other amounts payable to the Administrative Agent, in its capacity as such, including in connection with the exercise of such rights and remedies, together with all reasonable costs and expenses of collection, attorneys’ fees, court costs and foreclosure expenses; (b) second, to the payment of all fees, expenses, indemnities and other amounts (other than principal and interest) then due to the Lenders from the Borrower until paid in full; (c) third, to the payment of all accrued and unpaid interest on the outstanding principal amount of the Obligations owed to the Lenders on a ratable and pari passu basis until paid in full; (d) fourth, to the payment of the outstanding principal amount of the Obligations owed to the Lenders on a ratable and pari passu basis until paid in full; (e) seventh, to the payment of any other Obligations on a ratable and pari passu basis until paid in full; and (f) finally, any remaining surplus, to Borrower or to any other Person lawfully entitled thereto. The provisions of this Section 6.16(c) shall govern and control over any conflicting provisions in this Agreement or any Credit Document.

Section 6.17 Entire Agreement. This agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Amerisource, any Lender, or any third party to induce Borrower to execute this agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this agreement.

THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWER(S):

GEOSPACE TECHNOLOGIES CORPORATION, a Texas corporation

By:	/s/ Walter R. Wheeler
Walter R. Wheeler, President &
Chief Executive Officer

GTC, INC., a Texas corporation

By:	/s/ Walter. R. Wheeler
Walter R. Wheeler, President

GUARANTOR(S):

GEOSPACE ENGINEERING RESOURCES INTERNATIONAL, INC., a Texas corporation

By:	/s/ Micheal J. Sheen
Michael J. Sheen, President

GEOSPACE J.V., INC., a Texas corporation

By:	/s/ Walter R. Wheeler
Walter R. Wheeler, President

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GUARANTOR(S) CONT’D:

GEOSPACE FINANCE CORP., a Texas corporation

By:	/s/ Walter R. Wheeler
Walter R. Wheeler, President

GEOSPACE TECHNOLOGIES, SUCURSAL SUDAMERICANA LLC, a Texas limited liability company

By:	/s/ Robert L. Curda
Robert L. Curda, Manager

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AMERISOURCE:	AMERISOURCE FUNDING, INC., AS ADMINISTRATIVE AGENT AND LENDER

	By:	/s/ Joseph L. Page
Signature of Authorized Representative
Printed Name: Joseph L. Page
Title: EVP & General Counsel

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LENDER (S):	WOODFOREST BANK, N.A.

	By:	Wesley Gerren
Signature of Authorized Representative
Printed Name: Wesley Gerren
Title: Assistant Vice President

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EXHIBIT ‘A’

Geospace Technology Corporation

Borrowing Base Report

REAL ESTATE
1)	Appraised Value of Pledged Real Estate
2)	Real Estate Availability	70%

EQUIPMENT
3)	Net Forced Liquidation Value of Equipment
4)	Equipment Availability	50%

ACCOUNTS RECEIVABLE
5)	Total A/R Ledger Balance
6)	Plus: Addback All Credits
7)	Total Invoice Balance A/R Outstanding
8)	Less: Over 90 Invoice Balance
9)	Less: Dilutive Credits
10)	Total A/R Outstanding < 90 Days
Ineligible A/R:
11)	Less: Miscellaneous Ineligibles
12)	Less: Cross-Age Exclusions
13)	Less: Specific Account Debtor OCLs
14)	Less: Concentration Cap Exclusions
15)	Total Eligible A/R
16)	A/R Availability	80%

INVENTORY
17)	Total Inventory Ledger Balance
Ineligible Inventory:
18)	Less: Miscellaneous
19)	Eligible Inventory
Inventory Sub-limits:
20)	Inventory Advance Rate	50%
21)	Inventory Cap relative to A/R	100%
22)	Inventory Availability (lesser of lines 20 & 21)

TOTAL AVAILABILITY
23)	Total Availability (Lines 2, 4, 16 & 22)
24)	Less: Amounts Currently Outstanding
25)	Final Availability

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EXHIBIT B

PROMISSORY NOTE

(Revolving Line of Credit)

$5,000,000.00	Date: May 6, 2022

FOR VALUE RECEIVED, and WITHOUT GRACE, on the dates and in the amounts so herein stipulated, the undersigned, GEOSPACE TECHNOLOGIES CORPORATION, a Texas corporation (“Geospace”), and GTC, INC., a Texas corporation (“GTC”) (Geospace and GTC hereinafter called “Maker”, whether one or more), jointly and severally, both with an address of 7007 Pinemont Drive, Houston, Texas 77040, hereby promise to pay to the order of AMERISOURCE FUNDING, INC. (“Payee”), at its principal office at 7225 Langtry, Houston, Texas 77040, in coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), or, if less, the aggregate unpaid principal amount of advances made by Payee to Maker pursuant to this Note and that one certain Revolving Loan and Security Agreement of even date herewith executed by Maker as “Borrower” and Payee and the other parties thereto from time to time as “Lenders”, and Amerisource Funding, Inc., as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for itself and the other Lenders (as amended, restated, supplemented, or otherwise modified from time to time (the “Loan Agreement”), together with accrued interest on the principal amount hereof remaining unpaid from time to time, computed from the date hereof until maturity at a per annum rate, calculated on the basis of a three hundred sixty (360) day year except for calculation of the Maximum Rate, which will be calculated on the basis of a three hundred sixty five (365) or three hundred sixty six (366) day year, as the case may be, determined on a variable basis, the first such determination being made on the date Payee advances any portion of the principal of this Note, and other determinations being made as described herein), equal to the lesser of (i) or (ii) as follows:

(i)

the greater of: (a) the Base Rate plus 4.00% per annum, adjusted daily without notice from the date hereof for changes in the Base Rate (hereinafter called the “Applicable Rate”) but in no event shall the Base Rate be less than 3.25%, or (b) 7.25% (the “Floor Rate”); or

(ii)	the Maximum Rate (as hereinafter defined),

which interest rate is further limited and controlled by the provisions of this Note hereinafter set forth. The term “Base Rate”, as used herein, shall mean a per annum rate equal to the prime rate as announced by The Wall Street Journal from time to time. The term “Maximum Rate”, as used herein, shall mean, on any day, the highest non-usurious rate of interest (if any) permitted by applicable law on such day. For purposes of the Texas Finance Code, as it may from time to time be amended, the Maximum Rate shall be referred to in and determined under the Texas Finance Code, from time to time in effect; provided, however, that to the extent permitted by applicable law, Payee reserves the right to change, from time to time by further notice and disclosure to Maker, the ceiling on which the Maximum Rate is based under the Texas Finance Code; and, provided further, that the “highest non-usurious rate of interest permitted by applicable law” for

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purposes of this Note shall not be limited to the applicable rate ceiling under the Texas Finance Code if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

If the published rate in The Wall Street Journal is expressed on the applicable date as a range, the Applicable Rate herein shall be calculated using an average between the high and low of that range. If The Wall Street Journal ceases to publish a prime rate, Payee may refer to another similar source to calculate the Applicable Rate herein, giving due consideration to industry-accepted market practice, but in no event shall the Applicable Rate herein exceed the Maximum Rate.

This Note shall be due and payable as follows:

Accrued and unpaid interest on this Note shall be payable monthly, commencing one (1) calendar month from the date hereof, and continuing thereafter on the same day of each succeeding calendar month thereafter until twenty-four (24) months from the date of this Note (the “Initial Maturity Date”) when all outstanding principal of this Note and all accrued and unpaid interest hereon shall be due and payable. As more fully set forth in the Loan Agreement, in the absence of a timely notice of termination from Maker, this Note shall automatically renew every two (2) years.

Payee reserves the right to adjust the monthly payments daily for changes in the Base Rate. If Payee elects to adjust the payments, notice of the new payment amount may be sent to Maker in the next loan payment notice sent to Maker. The failure of Payee to adjust payments in response to any Base Rate change shall not constitute a waiver by Payee of its right to do so in response to future rate changes.

BALLOON WARNING

THIS LOAN MAY NOT FULLY AMORTIZE, BUT REGARDLESS, IS PAYABLE IN FULL ON THE EARLIER OF (I) MATURITY DATE, OR (II) ACCELERATION AS PROVIDED HEREIN. AT MATURITY, MAKER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE PAYEE IS UNDER NO OBLIGATION AND HAS MADE NO COMMITMENT TO REFINANCE THE LOAN AT THAT TIME.

THIS NOTE AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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The amount of permissible outstanding principal at certain times shall be further limited by the Loan Agreement. If an Event of Default (hereinafter defined) has occurred and is continuing, the principal hereof and all past due interest hereon shall bear interest at the Default Rate (hereinafter defined).

Capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Loan Agreement. As used in this Note, the following terms shall have the respective meanings indicated below:

“Commitment” means an amount up to $5,000,000.00 USD.

“Default Rate” means the Maximum Rate.

“Event of Default” shall have the meaning given to such term in the Loan Agreement.

“Total Commitment” means an amount up to $10,000,000.00 USD

This Note (a) is a Note provided for in the Loan Agreement and (b) is secured as provided in the Loan Agreement, Deed of Trust, and the other Credit Documents executed in connection herewith by the parties. Maker may prepay the principal of this Note upon the terms and conditions specified in the Loan Agreement. Subject hereto and to the Loan Agreement, Maker may borrow, repay, and re-borrow hereunder upon the terms and conditions specified in the Loan Agreement.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note, any other Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note and each other Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and the Lenders shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Advances/Revolving Nature: Under the Loan Agreement, and subject to the borrowing requirements therein defined, Maker may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Commitment, and the aggregate principal amount outstanding under the Loan Agreement and all of the Notes shall not at any time exceed the

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Total Commitment. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Maker may borrow, repay and re-borrow under the Loan Agreement accordingly, at the Lenders’ discretion. All regularly scheduled payments of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Loan Agreement. All non-regularly scheduled payments shall be applied to such indebtedness in accordance with the terms of the Loan Agreement. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address designated by Payee, or such other place as the holder of this Note shall designate in writing to Maker. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term “Business Day” shall have the meaning set forth in the Loan Agreement. The books and records of Payee shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

Maker agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment or other similar purposes. Specifically, the proceeds of this Note shall be used for the Approved Purposes for this Note as defined in the Loan Agreement.

If default occurs in the payment of principal or interest under this Note, or upon the occurrence of any other Event of Default, as such term is defined in the Loan Agreement, the Administrative Agent may, and upon the direction of the Lenders shall, at their option, (a) declare the entire unpaid principal of and accrued interest on this Note and each other Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce all liens or security interests securing payment hereof or thereof (or any other Credit Document), or any part hereof or thereof (or any other Credit Document), (c) offset against this Note, any other Note, or any other amount owed under or in connection with the Credit Documents, any sum or sums owed by the Administrative Agent or any Lender to Maker and (d) take any and all other actions available to under this Note, any other Note, the Loan Agreement, all other Credit Documents at law, in equity or otherwise. Failure of the Administrative Agent or any Lender to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the “indicated rate ceiling” specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

If the Administrative Agent or the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note or any other Credit Document is placed in the hands of an attorney for collection, or if it is

Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Page | 4

collected through any legal proceedings, Maker agrees to pay all reasonable costs, expenses, and fees incurred by the Administrative Agent and such holder, including all reasonable and documented attorneys’ fees in the event that the Administrative Agent or such holder is held to be the prevailing party in such legal proceedings.

If Payee or its successor has not received the full amount of any installment payment at the end of the tenth (10th) day after it is due, Maker agrees to pay a late charge to Payee. The amount of the late charge will be five percent (5%) of the amount of the overdue installment payment. Maker agrees to pay the late charge promptly. The late charge will be charged only one time with respect to any late installment payment.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

WAIVER OF JURY TRIAL: MAKER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN THE EVENT SUIT IS FILED TO ENFORCE THE TERMS HEREOF.

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note or any other Note or Credit Document jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note or any other Note or Credit Document, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note or any other Note or Credit Document, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Cross-Default. If the Maker, Guarantor(s), or any Affiliates of Maker (defined below) are in default under any other loans or advances of credit (including guaranty agreements or factoring obligations) held by any Lender (each an “Other Obligation”), or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in this Note, or any other Credit Document, or any other instrument relating to this Note or any other Note, then the Lenders, at their option, may declare the entirety of this Note, each other Note and any Other Obligation, together with all accrued but unpaid interest, immediately due and payable without notice, demand or presentment, or notice of intent to accelerate to the Maker or any other person or party, all of which are hereby waived. The Lenders’ failure to or delay in exercise of said option will not constitute a wavier on the part of the Lenders of the right to exercise said option at any other time. Upon the occurrence of any default or Event of Default, the Administrative Agent, acting at the written instruction of the Lenders shall also have the right to exercise any and all other rights, remedies and recourses now or hereinafter existing in equity, at law, by virtue of statute or

Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Page | 5

otherwise, including, but not limited to, the right to foreclose any and all liens and security interests securing this Note, any other Note, and/or any Other Obligation. “Affiliates of Maker” means Geospace Engineering Resources International Inc., a Texas corporation, Geospace Finance Corp., a Texas corporation, Geospace J.V., Inc., a Texas corporation, Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company, or any entity in which 20% or more is owned by, or in which 20% or more voting control is held by, Maker, Geospace Engineering Resources International Inc., a Texas corporation, Geospace Finance Corp., a Texas corporation, Geospace J.V., Inc., a Texas corporation, or Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company, whether now or in the future.

Cross-Collateralization. Except as may be limited or prohibited by applicable law, the Maker, Guarantor(s), and Affiliates of Maker agree and acknowledge that the Credit Documents secure (a) this Note and each other Note issued in connection with the Loan Agreement, in each case, as extended and/or modified, including interest, late charges fees, expenses and other amounts as provided in this Note, and the other Credit Documents, (b) all other debts, obligations and liabilities of the Maker, Guarantor(s), and/or Affiliates of Maker, to each of the Lenders of whatever kind or character, whether now existing or hereafter arising, secured or unsecured, direct or indirect, fixed or contingent, primary or secondary, joint or several, or both, including, without limitation, all present and future debts, obligations and liabilities of the Maker, Guarantor(s), and/or Affiliates of Maker (i) as principal, surety, endorser, guarantor, accommodation party or otherwise, (ii) arising by operation of law or otherwise, (iii) as a member of any partnership, joint venture, company, firm, trust or other association, (iv) payable to or in favor of third parties and hereafter acquired by any of the Lenders with or without the knowledge, consent or insistence of the Maker, Guarantor(s), and/or Affiliates of Maker, or (v) relating to any services rendered by any of the Lenders for the benefit of the Maker, Guarantor(s), and/or Affiliates of Maker, including, without limitation, credit cards, treasury or cash management services all of which indebtedness is secured by the Credit Documents, and (c) all renewals, rearrangements, modifications and extensions of any of the foregoing.

This Note is a Credit Document and is subject to the terms and conditions of the Loan Agreement. In the event of an inconsistency between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern and control.

Without being limited thereto or thereby, this Note is secured by a Deed of Trust (however titled) (the “Deed of Trust”) executed by Maker to JASON M. MEDLEY OR M. EDWARD BURDZINSKI as Trustee, covering that certain tract or parcel of land more fully described in the Deed of Trust (the “Property”).

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{SIGNATURE PAGE TO FOLLOW}

Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Page | 6

IN WITNESS WHEREOF, this Promissory Note has been executed as of the day and year first above written.

GEOSPACE TECHNOLOGIES CORPORATION, a Texas corporation

By:	/s/ Walter R. Wheeler
Walter R. Wheeler, President &
Chief Executive Officer

GTC, INC., a Texas corporation

By:	/s/ Walter. R. Wheeler
Walter R. Wheeler, President

Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Signature Page

PROMISSORY NOTE

(Revolving Line of Credit)

$5,000,000.00	Date: May 6, 2022

FOR VALUE RECEIVED, and WITHOUT GRACE, on the dates and in the amounts so herein stipulated, the undersigned, GEOSPACE TECHNOLOGIES CORPORATION, a Texas corporation (“Geospace”), and GTC, INC., a Texas corporation (“GTC”) (Geospace and GTC hereinafter called “Maker”, whether one or more), jointly and severally, both with an address of 7007 Pinemont Drive, Houston, Texas 77040, hereby promise to pay to the order of WOODFOREST NATIONAL BANK (“Payee”), at its principal office at 1330 Lake Robbins Drive, Suite 500, The Woodlands, TX 77380, in coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), or, if less, the aggregate unpaid principal amount of advances made by Payee to Maker pursuant to this Note and that one certain Revolving Loan and Security Agreement of even date herewith executed by Maker as “Borrower” and Payee and the other parties thereto from time to time as “Lenders”, and Amerisource Funding, Inc., as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for itself and the other Lenders (as amended, restated, supplemented, or otherwise modified from time to time (the “Loan Agreement”), together with accrued interest on the principal amount hereof remaining unpaid from time to time, computed from the date hereof until maturity at a per annum rate, calculated on the basis of a three hundred sixty (360) day year except for calculation of the Maximum Rate, which will be calculated on the basis of a three hundred sixty five (365) or three hundred sixty six (366) day year, as the case may be, determined on a variable basis, the first such determination being made on the date Payee advances any portion of the principal of this Note, and other determinations being made as described herein), equal to the lesser of (i) or (ii) as follows:

(ii)

the greater of: (a) the Base Rate plus 4.00% per annum, adjusted daily without notice from the date hereof for changes in the Base Rate (hereinafter called the “Applicable Rate”) but in no event shall the Base Rate be less than 3.25%, or (b) 7.25% (the “Floor Rate”); or

(ii)	the Maximum Rate (as hereinafter defined),

which interest rate is further limited and controlled by the provisions of this Note hereinafter set forth. The term “Base Rate”, as used herein, shall mean a per annum rate equal to the prime rate as announced by The Wall Street Journal from time to time. The term “Maximum Rate”, as used herein, shall mean, on any day, the highest non-usurious rate of interest (if any) permitted by applicable law on such day. For purposes of the Texas Finance Code, as it may from time to time be amended, the Maximum Rate shall be referred to in and determined under the Texas Finance Code, from time to time in effect; provided, however, that to the extent permitted by applicable law, Payee reserves the right to change, from time to time by further notice and disclosure to Maker, the ceiling on which the Maximum Rate is based under the Texas Finance Code; and, provided further, that the “highest non-usurious rate of interest permitted by applicable law” for purposes of this Note shall not be limited to the applicable rate ceiling under the Texas Finance Code if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Page | 8

If the published rate in The Wall Street Journal is expressed on the applicable date as a range, the Applicable Rate herein shall be calculated using an average between the high and low of that range. If The Wall Street Journal ceases to publish a prime rate, Payee may refer to another similar source to calculate the Applicable Rate herein, giving due consideration to industry-accepted market practice, but in no event shall the Applicable Rate herein exceed the Maximum Rate.

This Note shall be due and payable as follows:

Accrued and unpaid interest on this Note shall be payable monthly, commencing one (1) calendar month from the date hereof, and continuing thereafter on the same day of each succeeding calendar month thereafter until twenty-four (24) months from the date of this Note (the “Initial Maturity Date”) when all outstanding principal of this Note and all accrued and unpaid interest hereon shall be due and payable. As more fully set forth in the Loan Agreement, in the absence of a timely notice of termination from Maker, this Note shall automatically renew every two (2) years.

Payee reserves the right to adjust the monthly payments daily for changes in the Base Rate. If Payee elects to adjust the payments, notice of the new payment amount may be sent to Maker in the next loan payment notice sent to Maker. The failure of Payee to adjust payments in response to any Base Rate change shall not constitute a waiver by Payee of its right to do so in response to future rate changes.

BALLOON WARNING

THIS LOAN MAY NOT FULLY AMORTIZE, BUT REGARDLESS, IS PAYABLE IN FULL ON THE EARLIER OF (I) MATURITY DATE, OR (II) ACCELERATION AS PROVIDED HEREIN. AT MATURITY, MAKER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE PAYEE IS UNDER NO OBLIGATION AND HAS MADE NO COMMITMENT TO REFINANCE THE LOAN AT THAT TIME.

THIS NOTE AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

The amount of permissible outstanding principal at certain times shall be further limited by the Loan Agreement. If an Event of Default (hereinafter defined) has occurred and is continuing, the principal hereof and all past due interest hereon shall bear interest at the Default Rate (hereinafter defined).

Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Page | 9

Capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Loan Agreement. As used in this Note, the following terms shall have the respective meanings indicated below:

“Commitment” means an amount up to $5,000,000.00 USD.

“Default Rate” means the Maximum Rate.

“Event of Default” shall have the meaning given to such term in the Loan Agreement.

“Total Commitment” means an amount up to $10,000,000.00 USD

This Note (a) is a Note provided for in the Loan Agreement and (b) is secured as provided in the Loan Agreement, Deed of Trust, and the other Credit Documents executed in connection herewith by the parties. Maker may prepay the principal of this Note upon the terms and conditions specified in the Loan Agreement. Subject hereto and to the Loan Agreement, Maker may borrow, repay, and re-borrow hereunder upon the terms and conditions specified in the Loan Agreement.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note, any other Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note and each other Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and the Lenders shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Advances/Revolving Nature: Under the Loan Agreement, and subject to the borrowing requirements therein defined, Maker may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Commitment, and the aggregate principal amount outstanding under the Loan Agreement and all of the Notes shall not at any time exceed the Total Commitment. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or

Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Page | 10

canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Maker may borrow, repay and re-borrow under the Loan Agreement accordingly, at the Lenders’ discretion. All regularly scheduled payments of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Loan Agreement. All non-regularly scheduled payments shall be applied to such indebtedness in accordance with the terms of the Loan Agreement. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address designated by Payee, or such other place as the holder of this Note shall designate in writing to Maker. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term “Business Day” shall have the meaning set forth in the Loan Agreement. The books and records of Payee shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

Maker agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment or other similar purposes. Specifically, the proceeds of this Note shall be used for the Approved Purposes for this Note as defined in the Loan Agreement.

If default occurs in the payment of principal or interest under this Note, or upon the occurrence of any other Event of Default, as such term is defined in the Loan Agreement, the Administrative Agent may, and upon the direction of the Lenders shall, at their option, (a) declare the entire unpaid principal of and accrued interest on this Note and each other Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce all liens or security interests securing payment hereof or thereof (or any other Credit Document), or any part hereof or thereof (or any other Credit Document), (c) offset against this Note, any other Note, or any other amount owed under or in connection with the Credit Documents, any sum or sums owed by the Administrative Agent or any Lender to Maker and (d) take any and all other actions available to under this Note, any other Note, the Loan Agreement, all other Credit Documents at law, in equity or otherwise. Failure of the Administrative Agent or any Lender to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the “indicated rate ceiling” specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

If the Administrative Agent or the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note or any other Credit Document is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable costs, expenses, and fees incurred by the Administrative Agent and such holder, including all reasonable and documented attorneys’ fees in the event that the Administrative Agent or such holder is held to be the prevailing party in such legal proceedings.

Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Page | 11

If Payee or its successor has not received the full amount of any installment payment at the end of the tenth (10th) day after it is due, Maker agrees to pay a late charge to Payee. The amount of the late charge will be five percent (5%) of the amount of the overdue installment payment. Maker agrees to pay the late charge promptly. The late charge will be charged only one time with respect to any late installment payment.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

WAIVER OF JURY TRIAL: MAKER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN THE EVENT SUIT IS FILED TO ENFORCE THE TERMS HEREOF.

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note or any other Note or Credit Document jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note or any other Note or Credit Document, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note or any other Note or Credit Document, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Cross-Default. If the Maker, Guarantor(s), or any Affiliates of Maker (defined below) are in default under any other loans or advances of credit (including guaranty agreements or factoring obligations) held by any Lender (each an “Other Obligation”), or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in this Note, or any other Credit Document, or any other instrument relating to this Note or any other Note, then the Lenders, at their option, may declare the entirety of this Note, each other Note and any Other Obligation, together with all accrued but unpaid interest, immediately due and payable without notice, demand or presentment, or notice of intent to accelerate to the Maker or any other person or party, all of which are hereby waived. The Lenders’ failure to or delay in exercise of said option will not constitute a wavier on the part of the Lenders of the right to exercise said option at any other time. Upon the occurrence of any default or Event of Default, the Administrative Agent, acting at the written instruction of the Lenders shall also have the right to exercise any and all other rights, remedies and recourses now or hereinafter existing in equity, at law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose any and all liens and security interests securing this Note, any other Note, and/or any Other Obligation. “Affiliates of Maker” means

Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Page | 12

Geospace Engineering Resources International Inc., a Texas corporation, Geospace Finance Corp., a Texas corporation, Geospace J.V., Inc., a Texas corporation, Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company, or any entity in which 20% or more is owned by, or in which 20% or more voting control is held by, Maker, Geospace Engineering Resources International Inc., a Texas corporation, Geospace Finance Corp., a Texas corporation, Geospace J.V., Inc., a Texas corporation, or Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company, whether now or in the future.

Cross-Collateralization. Except as may be limited or prohibited by applicable law, the Maker, Guarantor(s), and Affiliates of Maker agree and acknowledge that the Credit Documents secure (a) this Note and each other Note issued in connection with the Loan Agreement, in each case, as extended and/or modified, including interest, late charges fees, expenses and other amounts as provided in this Note, and the other Credit Documents, (b) all other debts, obligations and liabilities of the Maker, Guarantor(s), and/or Affiliates of Maker, to each of the Lenders of whatever kind or character, whether now existing or hereafter arising, secured or unsecured, direct or indirect, fixed or contingent, primary or secondary, joint or several, or both, including, without limitation, all present and future debts, obligations and liabilities of the Maker, Guarantor(s), and/or Affiliates of Maker (i) as principal, surety, endorser, guarantor, accommodation party or otherwise, (ii) arising by operation of law or otherwise, (iii) as a member of any partnership, joint venture, company, firm, trust or other association, (iv) payable to or in favor of third parties and hereafter acquired by any of the Lenders with or without the knowledge, consent or insistence of the Maker, Guarantor(s), and/or Affiliates of Maker, or (v) relating to any services rendered by any of the Lenders for the benefit of the Maker, Guarantor(s), and/or Affiliates of Maker, including, without limitation, credit cards, treasury or cash management services all of which indebtedness is secured by the Credit Documents, and (c) all renewals, rearrangements, modifications and extensions of any of the foregoing.

This Note is a Credit Document and is subject to the terms and conditions of the Loan Agreement. In the event of an inconsistency between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern and control.

Without being limited thereto or thereby, this Note is secured by a Deed of Trust (however titled) (the “Deed of Trust”) executed by Maker to JASON M. MEDLEY OR M. EDWARD BURDZINSKI as Trustee, covering that certain tract or parcel of land more fully described in the Deed of Trust (the “Property”).

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Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Page | 13

IN WITNESS WHEREOF, this Promissory Note has been executed as of the day and year first above written.

GEOSPACE TECHNOLOGIES CORPORATION, a Texas corporation

By:	/s/ Walter R. Wheeler
Walter R. Wheeler, President &
Chief Executive Officer

GTC, INC., a Texas corporation

By:	/s/ Walter R. Wheeler
Walter R. Wheeler, President

Revolving Loan & Security Agreement Exhibit ‘B’ Promissory Note	Signature Page

EXHIBIT C

Legal Description of Property

TRACT 1:

A TRACT OR PARCEL OF LAND CONTAINING 3.3686 ACRES OR 146,738 SQUARE FEET, BEING A PORTION OF A CALLED 63.2424 ACRE TRACT TO CCI-B LANGFIELD I, LLC, RECORDED UNDER HARRIS COUNTY CLERK’S FILE (H.C.C.F.) NUMBER (NO.) 20080105303 AND OUT OF RESTRICTED RESERVE “A”, BLOCK 1, LANGFIELD COMMERCIAL RESERVE AS SHOWN BY PLAT OR MAP RECORDED UNDER FILM CODE NO. 621114 OF THE HARRIS COUNTY MAP RECORDS (H.C.M.R.), SITUATED IN THE THOMAS HUBANKS SURVEY, ABSTRACT NO. 370, HARRIS COUNTY, TEXAS, DESCRIBED AS FOLLOWS WITH ALL BEARINGS BASED ON THE TEXAS STATE PLANE COORDINATE SYSTEM, SOUTH CENTRAL ZONE, NAD 1983:

COMMENCING AT A 5/8 INCH IRON ROD FOUND ON THE EAST RIGHT-OF-WAY (R.O.W.) LINE OF LANGFIELD ROAD (CALLED 60 FOOT WIDE R.O.W.), MARKING THE NORTHWEST CORNER OF A CALLED 30 FOOT WIDE DRIVE TO CYPRESS-FAIRBANKS INDEPENDENT SCHOOL DISTRICT IN VOL. 8148, PG. 42, HARRIS COUNTY DEED RECORDS (H.C.D.R.) AND THE SOUTHWEST CORNER OF A CALLED 3.6493 ACRE TRACT OF LAND TO CCI-B LANGFIELD I, LLC, RECORDED UNDER H.C.C.F. NO. 20070389451;

THENCE, NORTH 02 DEGREES 06 MINUTES 22 SECONDS WEST, ALONG AND WITH THE EASTERLY RIGHT-OF-WAY LINE OF SAID LANGFIELD ROAD, SAME BEING THE WESTERLY LINE OF SAID 3.6493 ACRE TRACT AND SAID RESTRICTED RESERVE “A”, A DISTANCE OF 201.42 FEET TO A MAG NAIL FOUND MARKING AN ANGLE POINT;

THENCE, NORTH 87 DEGREES 56 MINUTES 45 SECONDS EAST, ALONG AND WITH THE NORTHERLY LINE OF SAID 3.6493 ACRE TRACT, A DISTANCE OF 418.77’ TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” FOUND MARKING THE BEGINNING OF A TANGENT CURVE TO THE RIGHT;

THENCE, IN AN SOUTHEASTERLY DIRECTION, A DISTANCE OF 129.28 FEET, ALONG THE ARC OF SAID CURVE TO THE RIGHT HAVING A RADIUS OF 230.00 FEET, SUBTENDING A CENTRAL ANGLE OF 32 DEGREES 12 MINUTES 18 SECONDS, AND HAVING A CHORD BEARING AND DISTANCE OF SOUTH 75 DEGREES 57 MINUTES 06 SECONDS EAST, 127.58 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” FOUND MARKING A POINT OF TANGENCY;

THENCE, SOUTH 59 DEGREES 50 MINUTES 57 SECONDS EAST, A DISTANCE OF 408.12 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” SET ON THE NORTHWESTERLY LINE OF A CALLED 50’ WIDE MAGNOLIA PETROLEUM COMPANY EASEMENT, RECORDED IN VOL. 1215, PG. 267, AND VOL. 3428, PG. 605, H.C.D.R., MARKING THE SOUTHWEST CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 41 DEGREES 37 MINUTES 00 SECONDS EAST, ALONG AND WITH THE NORTHWESTERLY LINE OF SAID 50’ WIDE MAGNOLIA PIPELINE COMPANY EASEMENT, A DISTANCE OF 540.07 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” SET MARKING THE NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 88 DEGREES 08 MINUTES 27 SECONDS EAST, A DISTANCE OF 123.17 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” SET MARKING THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, SOUTH 01 DEGREES 51 MINUTES 42 SECONDS EAST, A DISTANCE OF 450.00 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” SET MARKING THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, SOUTH 88 DEGREES 08 MINUTES 27 SECONDS WEST, A DISTANCE OF 335.88’ FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” SET MARKING THE BEGINNING OF A TANGENT CURVE TO THE LEFT;

THENCE, IN A NORTHWESTERLY DIRECTION, A DISTANCE OF 128.50 FEET, ALONG THE ARC OF SAID CURVE TO THE RIGHT HAVING A RADIUS OF 230.00 FEET, SUBTENDING A CENTRAL ANGLE OF 32 DEGREES 00 MINUTES 38 SECONDS AND HAVING A CHORD BEARING AND DISTANCE OF NORTH 75 DEGREES 51 MINUTES 15 SECONDS WEST, 126.83 FEET TO A CAPPED 5/8 INCH IRON ROD STAMPED “WINDROSE LAND SERVICES” SET MARKING A POINT OF TANGENCY;

THENCE, NORTH 59 DEGREES 50 MINUTES 57 SECOND WEST, A DISTANCE OF 43.62 TO THE PLACE OF BEGINNING AND CONTAINING 3.3686 ACRES OR 146,738 SQUARE FEET, AS SHOWN ON JOB NUMBER 43384WC-BLD “E”, PREPARED BY WINDROSE LAND SERVICES, INC.

Revolving Loan & Security Agreement Exhibit ‘D’	Page | 1

TRACT 2:

THAT CERTAIN PRIVATE, NON-EXCLUSIVE ACCESS AND UTILITY EASEMENT APPURTENANT TO TRACT 1 AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND STIPULATIONS CONTAINED IN THAT CERTAIN DECLARATION OF PRIVATE ROADWAY AND UTILITY EASEMENT RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. 20120549268, SAID EASEMENT DESCRIBED THEREIN BY METES AND BOUNDS AS CONTAINING APPROXIMATELY 2.5353 ACRES, AS AFFECTED BY SUPPLEMENTAL DECLARATION RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. 20130411682, AND BY SECOND SUPPLEMENTAL DECLARATION RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. 20140471799.

TRACT 3:

Unrestricted Reserve “A” in Block One (1), GEOSPACE TECH SECTION 1, a subdivision in Harris County, Texas, according to the map or plat thereof recorded under Film Code No. 664024 of the Map Records of Harris County, Texas.

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EXHIBIT ‘D’

LENDERS

LENDER COMMITMENT PERCENTAGE

Amerisource Funding, Inc.	50.00%
7225 Langtry Street
Houston, Texas 77040
Attn: Joseph L. Page (Legal)
Facsimile No. (713) 863-1434
Telephone No. (713) 863-8300, ext. 313
E-mail: jpage@amerisource.us.com

Woodforest National Bank	50.00%
1330 Lake Robbins Drive, Suite 500
The Woodlands, Texas 77380
Attn: Wesley Gerren
Telephone No. (936) 538-1422
E-mail: wgerren@woodforest.com

Revolving Loan & Security Agreement Exhibit ‘D’	Page | 1

EXHIBIT ‘E’

COMPLIANCE CERTIFICATE

For Geospace Technologies Corporation

Woodforest National Bank

Attn: Wesley Gerren

1330 Lake Robbins Dr. Suite 500

The Woodlands, TX 77380

Amerisource Funding Inc.

Attn: Kendra Wilson

7225 Langtry St.

Houston, TX 77040

This Compliance Certificate is pursuant to the Loan Agreement date as of May 6, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), between Woodforest National Bank, N.A, Amerisource Funding Inc., a Texas corporation. (collectively the “Lenders”) as agent from itself and the other Lender (in such capacity, “Administrative Agent”) and Geospace Technologies Corporation., a Texas corporation (the “Corporation”) Capitalized terms used by not defined in this Certificate of Compliance shall have the meanings give such terms in the Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.	I am the of the Corporation

2.	This Compliance Certificate is provided with respect to the month ending on (the “Relevant Period”)

3.

The financial statements referred to in Section 3.01(c) of the Loan Agreement for the most recent month have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Borrower as of the dates indicated and the statements of operations of the Borrower for the periods indicated.

4.

Evidence of compliance by the Borrower with the financial covenants set forth in Section 3.01(b) of the Loan Agreement as of the last day of the Subject Period is set out on the calculation work sheet attached as Schedule I.

5.	During the Relevant Period, no Event of Default has occurred which has not been cured or waived (except for any Defaults described ion the attached Schedule II)

The forgoing certification, together with any financial date and computation provided herewith, are made and delivered this      day of             , 2022

GEOSPACE TECHNOLOGIES CORPORATION.

By:
Title:

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SCHEDULE 1

Financial Covenant Calculation Worksheet

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SCHEDULE II

Default Disclosures

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